Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

EASTMAN KODAK COMPANY

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	Rule 415(a)(6)						S-3	333-254353	Augst 12, 2021
	Equity	Preferred Stock, no par value per share	Rule 415(a)(6)						S-3	333-254353	Augst 12, 2021
	Debt	Debt Securities	Rule 415(a)(6)						S-3	333-254353	Augst 12, 2021
	Other	Warrants	Rule 415(a)(6)						S-3	333-254353	Augst 12, 2021
	Other	Depositary Shares	Rule 415(a)(6)						S-3	333-254353	Augst 12, 2021
	Other	Purchase Contracts	Rule 415(a)(6)						S-3	333-254353	Augst 12, 2021
	Other	Guarantees (4)	Rule 415(a)(6)						S-3	333-254353	Augst 12, 2021
	Other	Units (5)	Rule 415(a)(6)						S-3	333-254353	Augst 12, 2021
	Unallocated (Universal) Shelf		Rule 415(a)(6)			$500,000,000			S-3	333-254353	Augst 12, 2021	$54,550 (6)

	Total Offering Amounts					$500,000,000		—

	Total Fees Previously Paid							N/A

	Total Fees Offsets							N/A

	Net Fee Due							—

(1)

There is being registered hereunder an indeterminate number of shares of common stock, preferred stock, debt securities, warrants, depositary shares, purchase contracts, guarantees and units as may be sold, from time to time, by the registrant. There is also being registered hereunder an indeterminate number of shares of common stock that may be issued upon conversion of preferred stock or debt securities or exercise of warrants registered hereunder and an indeterminate number of shares of preferred stock and debt securities that may be issued upon exercise of warrants hereunder.

(2)

The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction 2.A.iii.b. to Item 16(b) of Form S-3, and (b) will be determined, from time to time, by the registrant in connection with the issuance of the securities registered hereunder.

(3)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

(4)	No separate consideration will be received for any guarantee of debt securities. Accordingly, pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate filing fee is required.

(5)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(6)

On March 16, 2021, the registrant initially filed a Registration Statement on Form S-3 (File No. 333-254353) (the “Prior Registration Statement”) to register an aggregate principal amount of $500,000,000 of common stock, preferred stock, debt securities, warrants, depositary shares, purchase contracts, guarantees and units as may be offered by the registrant from time to time. The Prior Registration Statement became effective on August 12, 2024. No securities were sold pursuant to the Prior Registration Statement. In accordance with Rule 415(a)(6), such unsold securities are included in this Registration Statement. The registrant paid a filing fee of $54,550 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the unsold securities under the Prior Registration Statement, and no additional filing fee is due with respect to the unsold securities in connection with the filing of this Registration Statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the unsold securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any unsold securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated number of unsold securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.